Exhibit 10.2
EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of March 5, 2008, by and between Best Energy Services, Inc., a Nevada company with offices at 1010 Lamar Suite 1200 Houston, Texas 77002 (“BES” or the “Company”), and Larry W. Hargrave (the “Employee”).

RECITALS:

BES desires that Employee serve as its Chairman, President and Chief Executive Officer and Employee desires to serve BES in such capacity on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.           Engagement.

BES hereby employs the Employee and the Employee hereby accepts such employment upon the terms and subject to the conditions of this Agreement.

2.           Term.

The term of the Employee’s engagement under this Agreement shall commence as of March 5, 2008, and, subject to the terms and conditions hereof, shall continue until December 31, 2009 (the “Initial Term”). Unless at least sixty (60) days prior to the end of the Initial Term either party shall give notice to the other of the termination of this Agreement as of the end of the Initial Term, subsequent to the Initial Term, Employee shall continue in the employ of the Company on a month to month basis on the terms and conditions hereof. The period during which Employee is employed by the Company, inclusive of the Initial Term, is referred to herein as the “Term.”

3.           Duties; Efforts.

(a)           During the Term, Executive shall diligently (i) serve as Chairman, President and Chief Executive Officer of the Company or in such other executive capacity as may be assigned to him by the Board of Directors of the Company (the “Board”); (ii) report to the Board and (iii) abide by and carry out the policies and programs of the Company as the same may exist from time to time. For so long as the Employee is employed hereunder the Company shall nominate him to serve as a member of the Board.

(b)           The Employee shall devote a majority of his business time, attention and energies to the business and affairs of BES, shall use diligent efforts to advance the best interests of BES, and shall not during the Term be engaged in any other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage, that are in conflict with the business interests of the Company; provided, however, that, it shall not be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards or committees, (ii) manage personal investments, or (iii) serve on the board of directors of a corporation not in competition with BES, with the consent of the Board, which consent shall not be unreasonably withheld.

(c)           Employee acknowledges that the performances of his duties will require substantial and frequent travel and that Employee may be expected to travel as necessary and at the reasonable request of the Board.

4.            Compensation.

(a)           Base Salary. Employee’s initial base salary (“Base Salary”) shall be $12,500 per month. The Base Salary shall be increased to $16,000 per month as of the first month beginning after the earlier of the date on which an S-1 or SB-2 registration statement becomes effective in 2008 or the date on which the common shares sold in the private placement by Hybrook Resources, Inc. in February 2008 and held by non-affiliates can be traded without restriction. The Base Salary shall be increased by the same or a larger percentage as the highest percentage increase of a Base Salary for any other executive officer, whenever the Base Salary is increased for any executive officer. Base Salaries are expected to be reviewed at least annually by the Board. The Base Salary is payable in accordance with the Company’s payroll practices, but no less frequently than monthly.

(b)            Car Allowance. During the Term of this Agreement, Company shall pay Employee a non-accountable car allowance of no less than $500 per month.

(c)           Discretionary Performance Bonus. During the Term of this Agreement, provided Employee is then in the employ of the Company, the Board in its sole discretion shall determine whether to award Employee a performance-based cash bonus (the “Bonus”). Such bonus shall be in addition to and separate from the Employee’s Base Salary and shall be no less than 50% of the highest Bonus granted to any other executive officer.

(d)            Out-of Pocket Expenses. BES shall reimburse Employee for out-of-pocket expenses incurred by him in the performance of his duties hereunder in accordance with Company policy in effect from time to time.

(e)            Vacation. The Employee shall be entitled to four weeks paid vacation per annum. Such vacation shall be taken at a time not inconvenient to BES, upon reasonable prior notice to the Board and in increments of not more than ten (10) business days in any thirty (30) day period. The Employee shall be entitled to an additional week paid vacation per annum beginning in the second calendar year of the Term. The vacation days shall be exclusive of federal holidays. No vacation time shall be paid for if not taken and unused vacation time may be carried forward for no more than one year.

(f)           Participation in Benefit Plans. The Employee shall be entitled to participation in or receive benefits under any pension plan, health, and accident plan or any other employee benefit plan or arrangement made available now or in the future by BES to its employees generally. Employee’s right to participate in any such plan may be conditioned on such terms and conditions as the Company applies to its executive management employees generally subject to such eligibility requirements as may be applicable. So long as Employee and his family are insurable at standard rates, the Company shall pay the premiums for medical coverage for Employee, his spouse and the minor members of his family.

(g)           Participation in Incentive Stock Plans. The Employee shall be entitled to participate in any incentive stock plans of the Company. Specifically, as of March 5, 2008, BES grants 300,000 five-year options with a cashless exercise option and a strike price of $0.16 per  share, which warrants vest immediately, and 300,000 five-year options with a cashless exercise option and a strike price of $0.50 per share which options shall vest on December 31, 2008. Employee acknowledges that any further incentive stock, warrant, or option grants to be granted to the Employee shall be at the sole and absolute discretion of the Board and Employee shall not be able to vote on such future grants to Employee, but that BES agrees that Employee shall receive grants of like terms to any grants made to any other executive officers in an amount not less than 50% of the largest grant made to any other executive officer.

5.           Termination.

(a)           Resignation by Employee. The Employee’s employment hereunder shall terminate upon the voluntary resignation by Employee.

(b)           Termination by Company. The Employee’s employment hereunder may be terminated by the Company at any time with or without “Cause.” “Cause” is defined as:

(i)           refusal or gross neglect to perform the Employee’s material duties under this Agreement, other than as a result of Disability;

(ii)           the commission by Employee of a dishonest, illegal or fraudulent act, including the confession of judgment, entry of a plea of guilty or nolo contendere or the conviction in any court within the United States on a charge constituting a felony or misdemeanor as to which fraud, false statements or similar acts are an element of such crime;

(iii)           in the case of clauses (i), and (ii), above, the Employee shall receive ninety (90) days’ advance notice that the Company intends to terminate the Employee’s employment for Cause and specifying the actions constituting Cause, during which period he shall have the opportunity to cure the conduct constituting Cause;

(c)           Upon Death or For Disability. The Employee’s engagement by BES shall immediately terminate upon his death without any further action. BES shall have the right to terminate the Employee’s employment upon delivery of notice to the Employee as a result of the Employee’s Disability. For purposes of this Agreement, a “Disability” shall be deemed to have occurred:

(i)           if (A) the Employee has been unable, due to any physical or mental illness or injury, substantially to perform his duties hereunder for at least 30 consecutive business days (exclusive of any approved leave and any vacation permitted under Section 4(e) hereof), (B) the Company delivers a written notice to the Employee (“Disability Notice”) following such period stating that the Company intends to terminate the Employee by reason of Disability but no earlier than the 90th day following the onset of such Disability, and (C) the Employee in fact fails to resume his full-time employment with BES, on or before the 90th day following the onset of such Disability; or

(ii)           if the Employee is unable, due to any physical or mental illness or injury, substantially to perform his duties hereunder for more than 120 business days in any 360 day period.

(iii)           As a condition to continuation of the compensation provided herein during the period of any Disability, upon request of the Company, the Employee will provide the Company with a report from his physician attesting to the Employee’s disability.

6.            Payments Upon Termination.

(a)            Death or Disability. In the event of the termination of the Employee’s employment as a result of his death or Disability, BES shall:

(i)           pay to the Employee or his estate, as the case may be, the Base Salary through the date of his termination (pro rated for any partial month) plus six months; and

(ii)           a pro-rata portion (based upon actual number of days worked) of any Bonus which may be due for such fiscal year pursuant to any plan then in effect, to the extent the performance criteria for such fiscal year are met; and

(iii)           reimburse the Employee, or his estate, as the case may be, for any expenses reimburseable pursuant to Section 4(d) (the amounts payable pursuant to the foregoing clause (i) and this clause (iii) being hereafter referred to as the “Accrued Obligations”).

(b)           By BES for Cause or by the Employee Voluntarily. In the event that the Employee’s engagement is terminated by BES for Cause or by the Employee voluntarily, BES shall pay to the Employee the Accrued Obligations within fifteen (15) days after such termination and the Employee shall have no further entitlement to any other compensation or benefits from the Company, except as set forth herein.

(c)           By BES other than for Cause or the Employee’s Death or Disability. In the event that BES provides notice under Section 5(b) hereof terminating the Employee’s employment hereunder without cause, then BES shall pay to the Employee the Accrued Obligations, within fifteen (15) days after termination of his employment, a pro-rata portion (based upon actual number of days worked) of any Bonus which may be due for such fiscal year pursuant to any plan then in effect, to the extent the performance criteria for such fiscal year are met, and as additional severance shall pay to Employee an amount equal to his Base Salary for a period equal to six (6) months plus one (1) month for each full year for which the Employee has been employed by BES up to a maximum additional severance of twelve (12) months, such payment to be made over a period of six months no less frequently than twice a month, and pay or reimburse the Employee for a like period for continued coverage under all welfare benefit including medical, accident, life or other disability plans and programs in which the Employee participated immediately prior to his termination.

(d)           The Employee acknowledges that upon the termination of his employment and payment of the amounts due pursuant to Sections 6(a), 6(b) or 6(c), he shall not be entitled to any payments or benefits that are not explicitly provided herein.

(e)           As a condition to the receipt of any payments provided for in Clauses 6(a) and 6(b), Employee shall execute and deliver to the Company a general release in such form as may be reasonably requested by the Company in favor of the Company, its shareholders, directors, officers and employees.

7.            Acknowledgments of the Employee and BES:

(a)           The Employee represents that (i) he has the right to enter into this Agreement and this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms (ii) the execution and delivery of this Agreement by him, and the performance of his obligations hereunder are not in violation of, and do not conflict with or constitute a default under any agreement by which he is bound or any order, decree or judgment to which he is subject; and (iii) the provisions of Section 7 and 8 will not impose a hardship, financial or otherwise, on the Employee nor prevent him from being gainfully employed.

(b)           BES represents that (i) it has all requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by BES and its performance of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, (iii) this Agreement is a legal, valid and binding obligation of BES and (iv) the execution and delivery of this Agreement by BES and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under any agreement by which BES is bound or any order, decree or judgment to which BES is subject.

8.            Notices.

Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) upon receipt of electronic confirmation, if sent by facsimile transmission, (c) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (d) on the next business day, if mailed by an overnight mail service to the parties at their addresses set forth above.

Copies of all notices to BES or the Employee under this Agreement shall be sent to its or his address set forth above, with a copy to:

In the case of BES:

Mr. David Rex
Jackson Walker, LLP
901 Main Street, Suite 6000 Dallas, Texas 75202

In the case of Employee:

Mr. Larry W. Hargrave
c/o Mr. James W. Carroll
9525 Katy Freeway, Suite 230 Houston, Texas 77024
713-461-3350
Facsimile 713-461-3352

or to such other or additional address or facsimile number as either party may from time to time specify to the other.

9.           Miscellaneous.

(a)           Successors; Binding Effect; Third Party Beneficiaries. In the event of a future disposition by BES (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets, BES will, have the right to assign this agreement to the entity which acquires all or substantially all of its business, if that entity agrees to be bound by this agreement.

This Agreement is personal to the Employee and, without the prior written consent of BES shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution with respect to the Employee’s rights, if any, to be paid or receive benefits hereunder. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives. Except for the foregoing, this Agreement shall not create any rights in favor of any party other than the parties hereto or their respective successors and assigns.

(b)           Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the principles of conflicts of law). Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law.

(c)           Severability. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

(d)           Headings. The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof

(e)           Acts and Documents. The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings necessary or desirable to give full force and effect to this Agreement.

(f)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(g)           Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is agreed to in writing and signed by the Company and Employee. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(h)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto, there being no extraneous agreements. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.

EMPLOYEE:                                                /s/ Larry W. Hargrave
Larry W. Hargrave

COMPANY:                                                Best Energy Services, Inc.

By: /s/ Mark Harrington

Name:  Mark Harrington
Title: Director, Chairman – Compensation Committee